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                                                                    EXHIBIT 99.1

                                  [INDUS LOGO]


DRAFT

CONTACTS:
Indus International                                  Kalt Rosen & Co.
Jeffrey A. Babka, Chief Financial Officer            Pierre Hirsch/Howard Kalt
800/650-8444                                         415/397-2686


                 INDUS CLOSES PRIVATE PLACEMENT OF COMMON STOCK
                          WITH INSTITUTIONAL INVESTORS


ATLANTA, FEBRUARY 9, 2004 -- Indus International, Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM) solutions, today announced that the company closed a financing transaction with institutional investors through a private placement of 5 million shares of the Company's common stock, par value $.001 (the "Shares") at a price per share of $3.10. The net proceeds to the Company from the offering, after expenses, were approximately $14.4 million. The Company intends to use the proceeds from this offering to replenish cash used in the acquisition of Wishbone Systems Inc. (see January 21 release) as well as for general working capital. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Shares.

The shares of the Company's common stock have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Unless so registered, the common stock may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and any applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of the Company's common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ABOUT INDUS INTERNATIONAL
Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce


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                          Indus Closes Private Placement of Common Stock, page 2


management software products, professional services and hosted service offerings improve our clients' profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries -- including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This press release contains statements, estimates or projections that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our expectations or projections. These risks include, but are not limited to, the risks identified from time-to-time in the Company's SEC filings. Investors are advised to consult the Company's filings with the SEC, including its Transition Report on Form 10-K for the period ended March 31, 2003, and subsequent quarterly reports on Form 10-Q, for a further discussion of these and other risks.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

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